Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 10/06/2014 11:53 AM
Original ID: 2013-000639084
Amendment ID: 2014-001660831

Profit Corporation
Articles of Amendment

1. Corporation name:

Mammoth Energy Group, Inc.

2. Article(s) 1 is amended as follows:

Corporation name will be changed to: Strategic Asset Leasing Incorporated. Please see Exhibit A.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 10/02/2014
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

Received
OCT 3 2014
Secretary of State
Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

This amendment was duly approved by shareholders in the manner required by this act and by the articles of incorporation. The number of shares at the time of the adoption of the amendment was 252,000,000. The total number of shares voting in favor was 190,498,300.

Signature: [signature]

Date: 10/02/2014
(mm/dd/yyyy)

Print Name: William Lieberman

Title: President/Director

Contact Person: Sara Moore

Daytime Phone Number: (702) 253-7499 Email: sara@npcworld.com

Checklist
- [✓] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [✓] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [✓] Please submit one **originally signed** document and one exact photocopy of the filing.

Exhibit A
Amendment to
Articles of Incorporation
of
Mammoth Energy Group Inc.

1. The name of corporation is :

Mammoth Energy Group Inc.

2. The following amendment to the Articles of Incorporation was approved by the directors on the 2nd day of October 2014.

* The First article of the Articles of Incorporation shall is hereby amended and shall read in its entirety:

Name of Corporation: Strategic Asset Leasing Incorporated

3. The number of shares outstanding at the time of the adoption of the amendment was 252,000,000. The total number of shares voting in favor of such amendment was 190,498,300.

4. The effective date of this Amendment to the Articles of Incorporation shall be October 2, 2014.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Strategic Asset Leasing Incorporated**
Old Name: **Mammoth Energy Group, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **6th** day of **October**, **2014**


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 10/06/2014

Secretary of State

By: Dave Barker